Exhibit 10.31
AMENDMENT NO. 3 TO THE
NOBLE DRILLING CORPORATION
401(k) SAVINGS RESTORATION PLAN
     Pursuant to the provisions of Section 4.1 thereof, the Noble Drilling Corporation 401(k) Savings Restoration Plan (the “Plan”) is hereby amended in the following respects only:
     Effective for Plan Years commencing on or after January 1, 2005, Section 3.1 of the Plan is hereby amended by restatement in its entirety to read as follows:
     Section 3.1 Deferral Election. Subject to such conditions, limitations and procedures as the Committee may prescribe from time to time for the purposes of this Plan, during the Election Period for each Plan Year an Eligible Employee may elect to have the payment of (i) the Applicable 401(k) Amount (as defined below), (ii) up to 19% of the Basic Compensation (as defined in the 401(k) Plan but determined without regard to the maximum amount of compensation that may be taken into account under Section 401(a)(17) of the Internal Revenue Code) otherwise payable by an Employer to him or her for such year, and (iii) all or any portion of any bonus otherwise payable by an Employer to him or her for such year, deferred for future payment by such Employer in such manner and at such time or times permitted under Plan Section 3.5 as shall be specified by such Eligible Employee in such election. For the purposes of this Section, “Applicable 401(k) Amount” means, with respect to an Eligible Employee for a Plan Year commencing on or after January 1, 2005, an amount equal to (i) the Basic Compensation (as defined in the 401(k) Plan but determined without regard to the maximum amount of compensation that may be taken into account under Section 401(a)(17) of the Internal Revenue Code) otherwise payable by an Employer to him or her for such year, multiplied by the contribution percentage that is in effect for such Eligible Employee under the 401(k) Plan at the end of the Election Period for such year (or for the 2005 Plan Year, the contribution percentage that is in effect for such Eligible Employee on January 1, 2005), reduced by the lesser of (ii) the applicable dollar amount (as defined in Section 402(g)(1)(B) of the Internal Revenue Code) for such year, or (iii) the dollar amount of any 401(k) Plan contribution limitation for such year imposed by the 401(k) Plan Committee during the Election Period for such year. All elections made pursuant to this Plan Section 3.1 shall be made in writing on a form prescribed by and filed with the Committee and shall be irrevocable.
     IN WITNESS WHEREOF, this Amendment has been executed by Noble Drilling Corporation on behalf of all Employers on this 9th day of March, 2005.

NOBLE DRILLING CORPORATION

By:	/s/ JULIE J. ROBERTSON Title: Senior Vice President — Administration